News Release
www.aviatnetworks.com
Aviat Networks Announces Fiscal 2018 Third Quarter and Nine-Month Financial Results
Year-to-Date Results Summary

•	Total revenue year-to-date (“YTD”) of $180.0 million, a decline of 2.9% year-over-year; North America revenue up 2.7%, offset by international decline of 9.1%, as anticipated

•	GAAP gross margin of 31.8%, up 150 basis points year-over-year; non-GAAP gross margin of 31.8%, up 130 basis points year-over-year

•
GAAP operating expenses of $57.0 million, an increase of $0.5 million year-over-year; non-GAAP operating expenses of $54.8 million, a modest improvement year-over-year; foreign currency conversion a primary driver of higher expenses, offset by continued cost controls

•	GAAP operating income of $0.3 million and non-GAAP operating income of $2.3 million, representing an increase of $0.6 million year-over-year on both a GAAP and non-GAAP basis

•	Adjusted EBITDA of $5.7 million decreased $0.5 million year-over-year, primarily due to impact of foreign currency conversion

•	Cash, cash equivalents, and restricted cash of $38.5 million; net cash increase of $2.3 million compared to fiscal 2017 year-end
MILPITAS, Calif., May 14, 2018 -- Aviat Networks, Inc. (NASDAQ: AVNW), (“Aviat Networks” or the “Company”), the leading expert in microwave networking solutions, today reported financial results for its fiscal 2018 third quarter and nine-months ended March 30, 2018.
Commenting on the Company’s fiscal 2018 third quarter results and business activity, Michael Pangia, President and Chief Executive Officer of Aviat Networks stated, “While third quarter results were somewhat mixed, our outlook for the fourth quarter and 2019 fiscal year (“Fiscal 2019”) remains very strong. We’ve added new customers, expanded successfully into new verticals and demand for our recently launched products is building. Our private networks business is strong, with new state contracts and new utility accounts on the horizon. Our international business is expected to return to growth, we have added new Tier-1 accounts, we are expanding our addressable market, and we’re well positioned as 5G adoption begins to build steam over the next 12-18 months.”

Mr. Pangia continued, “I’m pleased to announce that our Board of Directors has authorized a stock repurchase program, enabling us to purchase up to $7.5 million of our common stock. Based on our improving outlook and the momentum we have built, we believe our stock represents a compelling investment and we intend to be more active on the investor relations front, while taking steps such as the stock repurchase program, to enhance valuation over the long-term.”
Fiscal 2018 Third Quarter Results Comparisons
The Company reported total revenues of $62.1 million for its fiscal 2018 third quarter,as compared to $58.7 million in the comparable fiscal 2017 period, an increase of $3.4 million or 5.8%. Revenue in North America increased by $2.6 million or 8.8% and international revenue increased by $0.8 million or 2.8%. On a sequential basis, total revenue increased by $0.4 million or 0.6%.
GAAP gross margin for the fiscal 2018 third quarter was 29.2%, as compared to 30.2% in the fiscal 2017 third quarter, a decrease of 100 basis points. Non-GAAP gross margin for the fiscal 2018 third quarter was 29.1%, as compared to 30.2% in the fiscal 2017 third quarter, a decrease of 110 basis points. Both GAAP and non-GAAP gross margin were primarily impacted by a change in project mix in North America when comparing the fiscal 2018 and fiscal 2017 third quarter periods.
GAAP total operating expenses for the fiscal 2018 third quarter were $19.5 million, as compared to $17.7 million reported in the fiscal 2017 third quarter, an increase of $1.8 million or 10.4%. Non-GAAP total operating expenses for the fiscal 2018 third quarter, excluding the impact of share-based compensation and strategic alternative costs, were $19.0 million as compared to $17.0 million reported in the fiscal 2017 third quarter, an increase of $1.9 million or 11.4%. The increase in both GAAP and non-GAAP operating expenses were primarily related to the impact of foreign currency conversion, additional expenses associated with research and development and sales to support product development and growth initiatives, as well as a temporary increase in benefit-related costs. The remaining year-over-year variance was primarily related to a bad debt recovery in the fiscal 2017 third quarter which did not repeat in the fiscal 2018 third quarter. Excluding the impact of foreign currency conversion and higher medical expenses, total operating expenses were in line with the Company’s prior guidance.
GAAP operating loss was $1.4 million for the fiscal 2018 third quarter, as compared to operating income of $0.1 million for the comparable fiscal 2017 period. Non-GAAP operating loss was $0.9 million for the fiscal 2018 third quarter as compared to non-GAAP operating income of $0.7 million for the comparable fiscal 2017 period. The Company reported a GAAP net loss from continuing operations of $2.6 million or a loss of $0.49 per diluted share, and a non-GAAP loss from continuing operations of $1.4 million or a loss of $0.26 per diluted share. This compares to a GAAP loss from continuing operations of $0.4 million, or a loss of $0.08 per diluted share for the comparable fiscal 2017 period, and non-GAAP income from continuing operations attributable to Aviat Networks of $0.4 million, or an income of $0.07 per diluted share for the comparable fiscal 2017 period.
Adjusted EBITDA for the fiscal 2018 third quarter was $0.2 million, compared to Adjusted EBITDA of $2.0 million in the comparable fiscal 2017 period.
Cash, cash equivalents and restricted cash were $38.5 million as of March 30, 2018, as compared to $36.2 million as of June 30, 2017, an improvement of $2.3 million.
A reconciliation of GAAP to non-GAAP financial measures for the third quarter of fiscal 2018 along with the accompanying notes is provided in Table 3 below.
Fiscal 2018 Nine-Month Results Comparisons

The Company reported total revenues of $180.0 million for the fiscal 2018 nine-month period, as compared to $185.4 million in the comparable fiscal 2017 period, a decrease of $5.4 million or 2.9%. As expected, North America revenue increased year-over-year, up $2.6 million or 2.7%, offset by a decline in international revenue of $8.1 million or 9.1%.
GAAP gross margin for the fiscal 2018 nine-month period was 31.8%, as compared to 30.3% in the fiscal 2017 nine-month period, an increase of 150 basis points. Non-GAAP gross margin for the fiscal 2018 nine-month period was 31.8%, as compared to 30.5% in the fiscal 2017 period, an increase of 130 basis points. The improvement in gross margin was primarily driven by a favorable mix shift in North America and improved services margins as a result of process improvement initiatives throughout the Company.
GAAP total operating expenses for the fiscal 2018 nine-month period were $57.0 million, as compared to $56.6 million reported in the fiscal 2017 nine-month period, an increase of $0.5 million or 0.8%. Non-GAAP total operating expenses for both the fiscal 2018 and fiscal 2017 nine-month periods, excluding the impact of share-based compensation and strategic alternative costs, were $54.8 million. Foreign currency conversion, when comparing the fiscal 2018 and 2017 nine-month periods, adversely impacted GAAP and non-GAAP operating expenses. Additionally, consistent with the Company’s strategy, both sales and research and development expenses were up for the comparable fiscal 2018 and 2017 nine-month periods, offset by continued reductions in general and administrative expenses through ongoing cost controls.
GAAP operating income for the fiscal 2018 nine-month period was $0.3 million, as compared to a GAAP operating loss of $0.3 million in the fiscal 2017 period, an improvement of $0.6 million. Non-GAAP operating income for the fiscal 2018 nine-month period was $2.3 million, as compared to non-GAAP operating income of $1.7 million, an increase of $0.6 million year-over-year. The Company reported GAAP income from continuing operations of $1.8 million, or income of $0.32 per diluted share in the fiscal 2018 nine-month period, as compared to GAAP income from continuing operations of $0.7 million, or income per diluted share of $0.12, in the fiscal 2017 nine-month period. Non-GAAP income from continuing operations for both the fiscal 2018 and fiscal 2017 nine-month periods was $0.9 million, and on a diluted per share basis was $0.17 and $0.16, respectively.
Adjusted EBITDA for the fiscal 2018 nine-month period was $5.7 million, compared to Adjusted EBITDA of $6.2 million in the comparable fiscal 2017 period.
A reconciliation of GAAP to non-GAAP financial measures for the fiscal 2018 nine-month period along with the accompanying notes is provided in Table 3 below.
Fiscal 2018 Fourth Quarter and Full Year Outlook
The Company anticipates revenue in the fiscal 2018 fourth quarter to be in the range of $63.0 million to $70.0 million, non-GAAP gross margin to be between 30% to 32% and non-GAAP operating expenses to be approximately $19.0 million. At the mid-point of the ranges provided, this would result in non-GAAP operating income of approximately $1.6 million and Adjusted EBITDA of approximately $2.8 million. For fiscal 2018, the Company anticipates revenue to be in the range of $243.0 million to $250.0 million, non-GAAP gross margin to be approximately 31.5% and non-GAAP operating expense to be approximately $74.0 million. This would result in fiscal 2018 non-GAAP operating income, using the mid-point of the fiscal 2018 fourth quarter ranges, of approximately $3.9 million and Adjusted EBITDA of approximately $8.5 million. This compares to non-GAAP operating income of $1.9 million and Adjusted EBITDA of $7.6 million in fiscal 2017, significant year-over-year improvements.

Conference Call Details
Aviat Networks will host a conference call at 4:30 p.m. Eastern Time (ET) on May 14, 2018 to discuss its financial results for the fiscal 2018 third quarter and nine-month period. To listen to the live conference call, please dial toll free (US/CAN) (866) 562-9910, (INTL) (661) 378-9805, conference ID: 1585858. Investors are invited to listen via webcast, which will be broadcasted live and via replay approximately two hours after the call at http://investors.aviatnetworks.com/events-and-presentations/events.
Non-GAAP Measures and Comparative Financial Information
Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Management of Aviat Networks monitors gross margin, research and development expenses, selling and administrative expenses, operating (loss) income, income tax provision (benefit), net (loss) income attributable to Aviat Networks, diluted net (loss) income per share attributable to Aviat Networks, adjusted (loss) income before interest, tax, depreciation and amortization (“Adjusted EBITDA”) attributable to Aviat Networks adjusted to exclude certain costs, charges, gains and losses, on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs, expenses, gains and losses as shown on the attached Reconciliation of Non-GAAP Financial Measures table (Table 3). As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks' business and to better understand its performance. Aviat Networks' management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents these non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate its financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
About Aviat Networks
Aviat Networks, Inc. works to provide dependable products, services and support to our customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat Networks with their critical applications. Coupled with a long history of microwave innovations, Aviat Networks provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 50 years, the experts at Aviat Networks have delivered high performance products, simplified operations and the best overall customer experience. Aviat Networks is headquartered in Milpitas, California. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of

1934 and Section 27A of the Securities Act of 1933 including Aviat Networks’ beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2018, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat Networks and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat Networks regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet financial covenant requirements which could impact, among other things, our liquidity;

•	the timing of our receipt of payment for products or services from our customers;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages, or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the results of restructuring efforts;

•	the ability to preserve and use our net operating loss carryforwards;

•	the effects of currency and interest rate risks;

•	the conduct of unethical business practices in developing countries; and

•	the impact of political turmoil in countries where we have significant business.
For more information regarding the risks and uncertainties for our business, see "Risk Factors" in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 6, 2017 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-

looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:

Glenn Wiener, GW Communications for Aviat Networks, Inc.
Tel: 212-786-6011 / Investorinfo@aviatnet.com or GWiener@GWCco.com

Financial Tables to Follow:

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2018 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	March 30, 2018	March 31, 2017	March 30, 2018	March 31, 2017
Revenues:
Revenue from product sales	$40,686	$39,099	$113,472	$119,781
Revenue from services	21,407	19,601	66,526	65,662
Total revenues	62,093	58,700	179,998	185,443
Cost of revenues:
Cost of product sales	28,704	26,911	76,151	82,774
Cost of services	15,257	14,057	46,529	46,456
Total cost of revenues	43,961	40,968	122,680	129,230
Gross margin	18,132	17,732	57,318	56,213
Operating expenses:
Research and development expenses	4,754	4,264	14,696	13,682
Selling and administrative expenses	14,745	13,284	42,571	42,527
Restructuring (recovery) charges	(2)	111	(252)	343
Total operating expenses	19,497	17,659	57,015	56,552
Operating (loss) income	(1,365)	73	303	(339)
Interest income	49	42	149	168
Interest expense	(5)	(7)	(24)	(28)
Other (expense) income	(54)	341	(220)	164
(Loss) income before income taxes	(1,375)	449	208	(35)
Provision for (benefit from) income taxes	1,015	779	(2,188)	(826)
Net (loss) income	(2,390)	(330)	2,396	791
Less: Net income attributable to noncontrolling interests, net of tax	233	69	605	141
Net (loss) income attributable to Aviat Networks’ common stockholders	$(2,623)	$(399)	$1,791	$650

Net (loss) income per share of common stock outstanding:
Basic	$(0.49)	$(0.08)	$0.34	$0.12
Diluted	$(0.49)	$(0.08)	$0.32	$0.12
Weighted average shares outstanding:
Basic	5,344	5,310	5,331	5,286
Diluted	5,344	5,310	5,632	5,392

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2018 Second Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	March 30, 2018	June 30, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$37,264	$35,658
Restricted cash	1,273	541
Short-term investments	276	264
Accounts receivable, net	38,459	45,945
Unbilled receivables	14,409	12,110
Inventories	22,087	21,794
Customer service inventories	1,609	1,871
Other current assets	5,967	6,402
Total current assets	121,344	124,585
Property, plant and equipment, net	16,915	16,406
Deferred income taxes	5,737	6,178
Other assets	9,888	5,407
Total long-term assets	32,540	27,991
TOTAL ASSETS	$153,884	$152,576
LIABILITIES AND EQUITY
Current Liabilities:
Short-term debt	$9,000	$9,000
Accounts payable	31,661	33,606
Accrued expenses	21,117	21,933
Advanced payments and unearned income	20,553	20,004
Restructuring liabilities	198	1,475
Total current liabilities	82,529	86,018
Unearned income	6,935	7,062
Other long-term liabilities	1,064	1,022
Reserve for uncertain tax positions	2,497	2,453
Deferred income taxes	1,610	1,681
Total liabilities	94,635	98,236
Equity:
Preferred stock	—	—
Common stock	53	53
Additional paid-in-capital	815,437	813,733
Accumulated deficit	(746,413)	(748,204)
Accumulated other comprehensive loss	(10,976)	(11,785)
Total Aviat Networks stockholders’ equity	58,101	53,797
Noncontrolling interests	1,148	543
Total equity	59,249	54,340
TOTAL LIABILITIES AND EQUITY	$153,884	$152,576

AVIAT NETWORKS, INC.
Fiscal Year 2018 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating (loss) income, provision for or benefit from income taxes, net (loss) income attributable to Aviat Networks, diluted net (loss) income per share attributable to Aviat Networks, and adjusted (loss) income before interest, tax, depreciation and amortization (“Adjusted EBITDA”) attributable to Aviat Networks, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2018 Second Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Nine Months Ended
	March 30, 2018	% of Revenue	March 31, 2017	% of Revenue	March 30, 2018	% of Revenue	March 31, 2017	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$18,132	29.2%	$17,732	30.2%	$57,318	31.8%	$56,213	30.3%
WTM inventory write-down recovery	(127)		(48)		(317)		(131)
Performance bond expense	—		—		—		365
Share-based compensation	53		48		152		151
Non-GAAP gross margin	18,058	29.1%	17,732	30.2%	57,153	31.8%	56,598	30.5%

GAAP research and development expenses	$4,754	7.7%	$4,264	7.3%	$14,696	8.2%	$13,682	7.4%
Share-based compensation	(36)		(38)		(114)		(100)
Non-GAAP research and development expenses	4,718	7.6%	4,226	7.2%	14,582	8.1%	13,582	7.3%

GAAP selling and administrative expenses	$14,745	23.7%	$13,284	22.6%	$42,571	23.7%	$42,527	22.9%
Share-based compensation	(446)		(479)		(1,423)		(1,260)
Strategic alternative costs	(43)		—		(920)		—
Non-GAAP selling and administrative expenses	14,256	23.0%	12,805	21.8%	40,228	22.3%	41,267	22.3%

GAAP operating (loss) income	$(1,365)	(2.2)%	$73	0.1%	$303	0.2%	$(339)	(0.2)%
WTM inventory write-down recovery	(127)		(48)		(317)		(131)
Performance bond expense	—		—		—		365
Share-based compensation	535		565		1,689		1,511
Strategic alternative costs	43		—		920		—
Restructuring (recovery) charges	(2)		111		(252)		343
Non-GAAP operating (loss) income	(916)	(1.5)%	701	1.2%	2,343	1.3%	1,749	0.9%

	Three Months Ended				Nine Months Ended
	March 30, 2018	% of Revenue	March 31, 2017	% of Revenue	March 30, 2018	% of Revenue	March 31, 2017	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP income tax provision (benefit)	$1,015	1.6%	$779	1.3%	$(2,188)	(1.2)%	$(826)	(0.4)%
Tax refund from Inland Revenue Authority of Singapore	—		—		1,322		3,741
AMT credit related to valuation allowance release	—		—		3,303		—
Adjustment to reflect pro forma tax rate	(715)		(479)		(1,537)		(2,015)
Non-GAAP income tax provision	300	0.5%	300	0.5%	900	0.5%	900	0.5%

GAAP (loss) income attributable to Aviat Networks	$(2,623)	(4.2)%	$(399)	(0.7)%	$1,791	1.0%	$650	0.4%
Share-based compensation	535		565		1,689		1,511
Strategic alternative costs	43		—		920		—
Restructuring (recovery) charges	(2)		111		(252)		343
Nigeria FX loss on dividend receivable	51		10		188		218
WTM inventory write-down recovery	(127)		(48)		(317)		(131)
Performance bond expense	—		—		—		365
Gain on liquidation of subsidiary	—		(349)		—		(349)
Tax refund from Inland Revenue Authority of Singapore	—		—		(1,322)		(3,741)
AMT credit related to valuation allowance release	—		—		(3,303)		—
Adjustment to reflect pro forma tax rate	715		479		1,537		2,015
Non-GAAP (loss) income attributable to Aviat Networks	$(1,408)	(2.3)%	$369	0.6%	$931	0.5%	$881	0.5%

Diluted (loss) income per share of common stock
GAAP	$(0.49)		$(0.08)		$0.32		$0.12
Non-GAAP	$(0.26)		$0.07		$0.17		$0.16

Shares used in computing diluted (loss) income per share of common stock
GAAP	5,344		5,310		5,632		5,392
Non-GAAP	5,344		5,511		5,632		5,392

ADJUSTED EBITDA:
GAAP (loss) income attributable to Aviat Networks	$(2,623)	(4.2)%	$(399)	(0.7)%	$1,791	1.0%	$650	0.4%
Depreciation and amortization of property, plant and equipment	1,391		1,404		3,981		4,540
Interest	(44)		(35)		(125)		(140)
Share-based compensation	535		565		1,689		1,511
Strategic alternative costs	43		—		920		—
Restructuring (recovery) charges	(2)		111		(252)		343
Nigeria FX loss on dividend receivable	51		10		188		218
WTM inventory write-down recovery	(127)		(48)		(317)		(131)
Performance bond expense	—		—		—		365
Gain on liquidation of subsidiary	—		(349)		—		(349)
Provision (benefit) for income taxes	1,015		779		(2,188)		(826)
Adjusted EBITDA attributable to Aviat Networks	$239	0.4%	$2,038	3.5%	$5,687	3.2%	$6,181	3.3%
_____________________________________________________

(1)
The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP (loss) income attributable to Aviat Networks excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from the GAAP (loss) income attributable to Aviat Networks. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2018 Second Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 30, 2018	March 31, 2017	March 30, 2018	March 31, 2017
	(In thousands)
North America	$31,756	$29,188	$99,743	$97,125
International:
Africa and Middle East	17,623	17,335	43,767	48,454
Europe and Russia	3,638	4,012	11,898	11,329
Latin America and Asia Pacific	9,076	8,165	24,590	28,535
	30,337	29,512	$80,255	$88,318
Total Revenue	$62,093	$58,700	$179,998	$185,443